As filed with the Securities and Exchange Commission on February 28, 2012
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE BRINK’S COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1801 Bayberry Court P.O. Box 18100 Richmond, Virginia 23226-8100 (804) 289-9600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
McAlister C. Marshall, II, Esq.
Vice President and General Counsel
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Stock, par value $1.00 per share			$150,000,000	$17,190

(1)  The registrant is registering an indeterminate number of shares of Common Stock as shall have an aggregate offering price not to exceed $150,000,000. Pursuant to Rule 416(a) under the Securities Act, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be issued from time to time as a result of stock splits, stock dividends or similar transactions.

(2)  Pursuant to Rule 457(o) under the Securities Act, the registrant is calculating the registration fee on the basis of the proposed maximum aggregate offering price of the shares of Common Stock.

PROSPECTUS

$150,000,000

The Brink’s Company
Common Stock

We may offer and sell to the public from time to time, in one or more series of issuances, the shares of common stock, par value $1.00 per share (“Common Stock”), of The Brink’s Company covered by this prospectus. When we offer shares of Common Stock pursuant to this prospectus, we will provide specific terms of the offering in supplements to this prospectus.  The shares of Common Stock offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents.  If any underwriters or dealers are involved in the sale of any shares of Common Stock offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

In addition, The Brink’s Company Pension-Retirement Plan Trust (the “Trust”), which is a funding vehicle for our primary U.S. defined benefit pension plan, The Brink’s Company Pension-Retirement Plan (the “Pension Plan”) and such other selling security holders, including successors in interest to the Trust, as we may add in a prospectus supplement (together with the Trust, the “Selling Security Holders”) may sell shares of Common Stock from time to time under this prospectus and any prospectus supplement.  In the prospectus supplement relating to any sales by a Selling Security Holder, we will identify the number of shares of Common Stock that the applicable Selling Security Holder will be selling.  We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Security Holders.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “BCO.”

Investing in our Common Stock involves risks.  See “Risk Factors” beginning on page 3 of this prospectus and the risk factors that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), utilizing a “shelf” registration process.  Under this shelf process, the Company and the Selling Security Holders may, from time to time, offer and sell, in one or more offerings, the shares of Common Stock described in this prospectus.

This prospectus provides you with a general description of the shares of Common Stock that the Company and the Selling Security Holders may offer.  We will provide a prospectus supplement containing specific information about the terms of a particular offering by the Company or by one or more of the Selling Security Holders.  The prospectus supplement may add, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement.  Please carefully read this prospectus and any prospectus supplement together with the additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement.  We have not authorized anyone, including the Selling Security Holders, the Trustee (as defined under the “Selling Security Holders” heading below) and the Investment Manager (as defined under the “Selling Security Holders” heading below), to provide you with any information that differs from such information.

Neither the Company nor the Selling Security Holders (including the Trustee, on behalf of the Trust), is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is complete and accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Common Stock.

In this prospectus, unless otherwise indicated, “we,” “us,” “our,” “Brink’s” and “the Company” refer to The Brink’s Company and its subsidiaries.

RISK FACTORS

Investing in our Common Stock involves risks.  Before making a decision to invest in our Common Stock, you should carefully consider the risks included in this prospectus (including those set forth below in the “Cautionary Note Regarding Forward-Looking Statements”) and in our filings with the SEC incorporated by reference in this prospectus (including those set forth under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011), as updated by annual, quarterly and other reports and documents that we file with the SEC after the date of this prospectus and that are incorporated by reference herein.  Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks.  Also, the trading price of our Common Stock could decline due to any of these risks, and you could lose all or part of the value of your investment.

Risks Related to Our Common Stock

The market price and trading volume of our Common Stock may be volatile, which may make it difficult for you to resell your shares of Common Stock when you want or at prices you find attractive.

The market price and trading volume of our Common Stock may be subject to significant fluctuations due not only to general stock market conditions but also to a change in sentiment in the market regarding the industries in which we operate or our operations, business prospects or liquidity.  In addition to the risk factors discussed in our periodic reports and elsewhere in this prospectus, the price and volume volatility of our Common Stock may be affected by the following factors, some of which are beyond our control:

•	fluctuations in our operating results, including results that vary from expectations of management, analysts and investors;

•	changes in investors’ and analysts’ perception of the business risks and conditions of our business;

•	general market conditions, such as interest or foreign exchange rates, commodity and equity prices, availability of credit, asset valuations and volatility;

•	general financial, economic and political conditions;

•	armed conflict, war or terrorism;

•	regulatory changes affecting our industry generally or our business and operations;

•	additions or departures of key personnel;

•	announcements of strategic developments, acquisitions, financings and other material events by us or our competitors;

•	the actual or anticipated sale of a substantial number of shares of our Common Stock by existing shareholders in the public market; and

•	a prolonged downturn in our industry.

Stock markets in general have experienced extreme volatility that has at times been unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our Common Stock, make it difficult to predict the market price of our Common Stock in the future and cause the value of your investment to decline.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our Common Stock.

We are not restricted from issuing additional Common Stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock, except for any shareholder approval required by the NYSE.  Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.  We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

You may not receive dividends on the Common Stock.

Holders of our Common Stock are only entitled to receive such dividends as the Brink’s board of directors may declare out of funds legally available for such payments.  Although the board of directors has historically declared cash dividends on our Common Stock, it is not required to do so and may reduce or eliminate our Common Stock dividend in the future.

An issuance of preferred stock could adversely affect holders of Common Stock.

Our board of directors is authorized to issue one or more series of preferred stock without any action on the part of holders of our Common Stock and has the power, without shareholder approval, to set the terms of any such series of preferred stock that may be issued, including provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, convertibility and distribution and preference on dissolution.  If we issue preferred stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the price of our Common Stock could be adversely affected.

Anti-takeover provisions could negatively impact our shareholders.

Provisions of Virginia law and our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and Bylaws, as amended and restated (the “Bylaws”), could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.  For example, we are subject to Article 14 of the Virginia Stock Corporation Act (the “Virginia Act”) governing an “affiliated transaction” (as defined in the Virginia Act) with an “interested shareholder” (as defined in the Virginia Act), which would make it difficult for a person owning more than 10% of any class of our outstanding voting securities to acquire us without the approval of a majority of the “disinterested directors” (as defined in the Virginia Act) and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.  Additionally, the Articles provide for a board of directors with staggered terms and authorize the board of directors to issue one or more series of preferred stock, which could be issued as a defensive measure in response to a takeover proposal.  See “Description of Capital Stock” below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated in this prospectus by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  The forward-looking information in this prospectus is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.  These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to:

•	continuing market volatility and commodity price fluctuations and their impact on the demand for our services,
•	our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States,
•	our ability to continue profit growth in Mexico and the rest of Latin America,
•	the effect of current macro-economic uncertainty on our operations in Europe,
•	investments in information technology and value-added services and their impact on revenue and profit growth,
•	the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates,
•	the implementation of high-value solutions,
•	the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses,
•	our ability to integrate successfully recently acquired companies and improve their operating profit margins,
•	the willingness of our customers to absorb fuel surcharges and other future price increases,
•	the actions of competitors,
•	our ability to identify acquisitions and other strategic opportunities in emerging markets,
•	security threats worldwide,
•	labor issues, including the possibility of work stoppages,
•	the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region,
•	the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates,
•	fluctuations in value of the Venezuelan bolivar fuerte,
•	our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers,
•	variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer,
•	our ability to obtain appropriate insurance coverage,
•	positions taken by insurers with respect to claims made and the financial condition of insurers,
•	safety and security performance,
•	our loss experience,
•	changes in insurance costs,
•	the outcome of pending and future claims and litigation,
•
risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions,

•	costs associated with the purchase and implementation of cash processing and security equipment,
•	employee and environmental liabilities in connection with our former coal operations,
•	black lung claims incidence,
•	the impact of the Patient Protection and Affordable Care Act on black lung liability and operations,
•	changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations,
•
the funding requirements, accounting treatment, investment performance and costs and expenses of our retirement plans, our Voluntary Employees’ Beneficiary Association trust (the “VEBA”) and other employee benefits,

•	projections regarding the number of participants in and beneficiaries of our employee and retiree benefit plans,
•	mandatory or voluntary retirement plan and VEBA contributions,
•	the number of dependents of mine workers for whom benefits are provided,
•	actual retirement experience of the former coal operation’s employees,
•	actual medical and legal expenses relating to benefits,
•	changes in inflation rates (including medical inflation) and interest rates,
•	changes in mortality and morbidity assumptions,
•	discovery of new facts relating to civil suits, the addition of claims or changes in relief sought by adverse parties,
•	our cash, debt and tax position and growth needs,
•	our demand for capital and the availability and cost of such capital,
•	the nature of our hedging relationships,
•	changes in employee obligations,
•	overall domestic and international economic, political, social and business conditions,
•	capital markets performance,
•
changes in estimates and assumptions underlying our critical accounting policies, as more fully described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, but including the likelihood that net deferred tax assets will be realized, discount rates, expectations of future performance and anticipated return on assets, the timing of deductibility of expenses and inflation, and the promulgation and adoption of new accounting standards and interpretations,

•	seasonality,
•	new government regulations and interpretations of existing regulations,
•	legislative initiatives,
•	judicial decisions,
•	issuances of permits,
•	variations in costs or expenses, and
•	the ability of counterparties to perform.

Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our other public filings with the SEC.  Readers are urged to review and consider carefully the disclosures we make in our filings with the SEC.  The information included or incorporated by reference in this prospectus speaks only as of the date of this prospectus or the date of the applicable incorporated document, and we do not undertake to update any information contained or incorporated by reference in this prospectus.

DESCRIPTION OF THE COMPANY

Based in Richmond, Virginia, The Brink’s Company is a premier provider of secure logistics and security solutions, including the transportation of valuables, cash logistics and other security-related services to banks and financial institutions, retailers, government agencies, mints, jewelers and other commercial operations around the world.  Other services provided are armored transportation, automated teller machine replenishment and servicing; network infrastructure services; secure global transportation of valuables; currency deposit processing and cash management services.  Cash management services include cash logistics services, deploying and servicing safes and safe control devices (e.g. our patented CompuSafe® service), coin sorting and wrapping, integrated check and cash processing services; providing bill payment acceptance and processing services to utility companies and other billers; and guarding services (including airport security).

Brink’s brand and reputation span across the globe. Our international network serves customers in more than 100 countries and employs approximately 71,000 people.  Our operations include approximately 1,100 facilities and 12,900 vehicles.  Our globally recognized brand, global infrastructure, expertise, longevity and heritage are important competitive advantages.  Over the past several years, we have changed from a conglomerate (with operations in the U.S. monitored home security, heavy-weight freight transportation, coal and other natural resource industries) into a company focused solely on the security industry.

Our operating segments consist of four geographies:  Latin America; Europe, Middle East, and Africa; Asia Pacific; and North America, which are aggregated into two reportable segments: International and North America.  Financial information related to our two reportable segments (International and North America) and non-segment income and expenses is included in the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

A significant portion of our business is conducted internationally, with 81% of our $3.9 billion in revenues earned outside the United States.  Financial results are reported in U.S. dollars and are affected by fluctuations in the relative value of foreign currencies.  Our business is also subject to other risks customarily associated with operating in foreign countries including changing labor and economic conditions, political instability, restrictions on repatriation of earnings and capital, as well as nationalization, expropriation and other forms of restrictive government actions.  The future effects of these risks cannot be predicted.  Additional information about risks associated with our foreign operations is provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

We have significant liabilities associated with our retirement plans, a portion of which has been funded.  See our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for more information on these liabilities.  Additional risk factors are described therein and on pages 3–4 of this prospectus.

Our principal executive offices are located at 1801 Bayberry Court, P. O. Box 18100, Richmond, Virginia 23226-8100, and our phone number is (804) 289-9709.  We maintain a website (www.brinks.com) where general information about us is available.  We are not incorporating the contents of our website into this prospectus.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from any sale of shares of Common Stock offered by us pursuant to this prospectus and the accompanying prospectus supplement for general corporate purposes.

The proceeds from any sale of shares of Common Stock by a Selling Security Holder (including by the Trustee (as defined under the “Selling Security Holders” heading below), on behalf of the Trust) pursuant to this prospectus and the accompanying prospectus supplement are solely for the account of the applicable Selling Security Holder.  The Company will not receive any proceeds from any sale of Common Stock by the Selling Security Holders (including by the Trustee, on behalf of the Trust).

SELLING SECURITY HOLDERS

The Selling Security Holders include the Trust and any other Selling Security Holders that we may name in a prospectus supplement.

The Trust is a pension trust established under the Pension Plan maintained by the Company.  Over the next several years, we expect to contribute shares of Common Stock covered by this prospectus to the Trust for the benefit of our employees who participate in the Pension Plan.  In connection with any such contribution, unless we state differently in a prospectus supplement, Wells Fargo Bank, N.A. or its successor, as the duly appointed trustee of the Trust (the “Trustee”), will be a directed trustee with respect to a separate trust account in which the shares of Common Stock contributed by the Company to the Trust will be held (the “Account”).  With respect to the Account, the Trustee will be subject to the direction of an independent, third-party investment fiduciary appointed to manage the shares of Common Stock contributed to the Trust (the “Investment Manager”).

Any shares of Common Stock that we contribute to the Trust may be offered for sale from time to time by the Trustee at the direction of the Investment Manager.  The Company is registering the shares of Common Stock in part to provide the Trustee with freely tradable securities in such case.  See “Plan of Distribution” below.

Unless we state differently in a prospectus supplement, the Investment Manager will have sole discretionary authority, subject to general investment guidelines approved by the Oversight Committee of the Company, in connection with the management of, including the disposition of, any Common Stock that is held in the Account.  In addition, the Oversight Committee of the Company will have the power to revoke the appointment of the Investment Manager and appoint a new investment manager or to change the scope of the appointment of the Investment Manager.  The Investment Manager will not be affiliated with the Company.

We currently have on-going banking relationships with the Trustee in the ordinary course of business and expect to continue to have similar relationships with the Trustee in the future.

The Trust is currently not a record owner of shares of Common Stock.  With respect to any shares of Common Stock covered by this prospectus that the Selling Security Holders (including the Trust) may own in the future, such Selling Security Holders may sell, transfer or otherwise dispose of all or a portion of such shares of Common Stock in separate transactions from time to time.  We cannot determine the number of shares of Common Stock that will be sold, transferred or otherwise disposed of by a Selling Security Holder in any particular transaction or the amount or percentage of shares of Common Stock that will be held by each Selling Security Holder following completion of any particular transaction.

Information about the Selling Security Holders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

DESCRIPTION OF CAPITAL STOCK

We have provided below a summary description of our capital stock.  This description is not complete and is qualified in its entirety by reference to the full text of the Articles and the Bylaws.  You should read the full text of our Articles and Bylaws, as well as the applicable provisions of the Virginia Act.

General

The authorized capital stock of the Company consists of 170,000,000 shares of Common Stock, par value $1.00 per share, and 2,000,000 shares of Preferred Stock, par value $10.00 per share (“Preferred Stock”).  At February 21, 2012, there were 46,873,022 shares of Common Stock issued and outstanding.  No shares of Preferred Stock are currently outstanding.

Common Stock

No holder of Common Stock has any preemptive right to subscribe for, purchase or acquire (i) any shares of capital stock of the Company, (ii) any securities convertible into or exchangeable for any such shares or (iii) any options, warrants or rights to subscribe for, purchase or acquire any of such shares or securities.  Subject to the express terms of any outstanding series of Preferred Stock and at the discretion of the board of directors, dividends may be declared and paid upon the Common Stock out of funds of the Company legally available therefor.  Each holder of Common Stock is entitled to one vote, in person or by proxy, for each share of Common Stock in such holder’s name on the stock transfer books of the Company.  The holders of Common Stock are not entitled to cumulative voting rights in the election of directors.

Preferred Stock

Subject to applicable laws and the Articles, the board of directors may determine the preferences, limitations and relative rights of the Preferred Stock and of any series of such Preferred Stock by filing an amendment to the Articles pursuant to Section 13.1-639 of the Virginia Act.  Such determination may include, without limitation, provisions with respect to voting rights (including rights with respect to any transaction of a specified nature), redemption, convertibility, distribution and preference on dissolution or otherwise.

Possible Anti-takeover Provisions

Shares of the Company’s authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law and any applicable rules of the NYSE) be issued in one or more transactions or Preferred Stock could be issued with terms, provisions and rights that would make a takeover of the Company more difficult or more costly and, therefore, less likely.  For example, the board of directors may issue such capital stock to a holder or holders who might thereby obtain sufficient voting power, either by voting with the Common Stock or separately as a class, to defeat or delay a proposed business combination which may be opposed by the board of directors, or to assure that any proposal to remove directors, or to alter, amend, change or repeal certain provisions in the Articles would not receive the required shareholder vote or any class vote that would be required to effect such changes.  Any such issuance of additional stock could be effected by the board of directors acting alone without shareholder approval.

Set forth below are descriptions of certain provisions of the Articles and Bylaws that could make more difficult certain unsolicited or hostile attempts to take over the Company.

The Articles provide that the board of directors consists of not less than eight or more than thirteen directors, who may be removed only with cause, and is divided into three classes with staggered three-year terms, each class to be as nearly equal in number as possible (as specified in the Bylaws).  At each annual meeting of shareholders the successors to directors whose terms shall expire that year shall be elected to a term of three years.  The Articles provide that any amendment of these provisions regarding the board of directors requires the affirmative vote of the holders of four-fifths of all classes of stock of the Company entitled to vote in elections of directors (considered as one class).

The Bylaws provide for certain advance notice requirements in connection with shareholder nominations for the election of directors and other matters to be properly brought before an annual meeting by a shareholder.  A special meeting of the shareholders for any purpose may be called only by the Chairman of the Board, the board of directors or by the Chief Executive Officer.

Certain Provisions of the Virginia Stock Corporation Act

The Virginia Act contains certain anti-takeover provisions regarding, among other things, affiliated transactions.  Article 14 of the Virginia Act prevents, subject to certain exceptions, a Virginia corporation from engaging in an “affiliated transaction” (as defined in the Virginia Act) with an “interested shareholder” (generally defined as a person owning more than 10% of any class of voting securities of the corporation) for a three-year period beginning on the date such shareholder became an interested shareholder, unless approved by a majority (but not less than two) of the “disinterested directors” (as defined in the Virginia Act) and the holders of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.  Affiliated transactions subject to this approval requirement include mergers, share exchanges and material dispositions of corporate assets not in the ordinary course of business involving an interested shareholder, any dissolution of the corporation proposed by or on behalf of an interested shareholder or any reclassification, including any reverse stock split, recapitalization or merger of a corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by an interested shareholder by more than five percent.

Under the control share acquisitions provisions of the Virginia Act, which were designed to deter certain takeovers of Virginia public corporations, shares acquired in a “control share acquisition,” which is a transaction that increases the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless such rights are granted by a majority of the outstanding voting stock not owned by such acquiring person or by an officer or employee-director of the corporation.  Unless otherwise provided in a corporation’s articles of incorporation or bylaws, if such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive payment of “fair value” (as defined in the Virginia Act) for their shares.  If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at the cost of such shares to the acquiring person.  A Virginia corporation has the right to “opt out” of the control share acquisitions statute.  Brink’s has opted out of the statute and the Bylaws provide that the control share provisions of the Virginia Act do not apply to acquisitions of shares of the Company.

The Virginia Act provides that, unless provided otherwise in a Virginia corporation’s articles of incorporation, any action that may be authorized or taken at a meeting of shareholders may be authorized or taken without a meeting only by unanimous written consent of the shareholders who would be entitled to vote on the action.  The Articles do not provide for action to be taken by shareholders without a meeting other than by unanimous written consent.

Limitations on Directors’ Liability

The Articles provide that, in any proceeding brought by a shareholder of the Company in the right of the Company or on behalf of shareholders, an officer or a director of the Company shall not be liable to the Company or its shareholders for any monetary damages arising out of any transaction, occurrence or course of conduct, unless in such proceeding a judgment has been entered against the director or officer finding that the act or omission for which the officer or director was adjudged liable was due to his willful misconduct or a knowing violation of the criminal law or any federal or state securities law.  Furthermore, each officer, director or employee of the Company is entitled to indemnity, including indemnity with respect to a proceeding by or in the right of the Company, to the fullest extent required or permitted under the provisions of the Virginia Act, as in effect from time to time, except for an indemnity against willful misconduct or a knowing violation of criminal law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Listings, Transfer Agent and Registrar

The Common Stock is listed on the NYSE under the symbol “BCO.”

The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The Company and the Selling Security Holders (including the Trustee, on behalf of the Trust and at the direction of the Investment Manager) may sell the shares of Common Stock covered by this prospectus and the applicable prospectus supplement from time to time in any manner permitted by applicable law, which sales may involve:

•	block transactions, including ordinary brokerage transactions on the NYSE;

•	purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;

•	ordinary brokerage transactions in which a broker solicits purchases;

•	a combination of such transactions; or

•	any other lawful method.

Each sale may be made at prices related to prevailing market prices or at privately negotiated prices.  The Selling Security Holders (including the Trustee, on behalf of the Trust and at the direction of the Investment Manager) will act independently of the Company with respect to the timing, manner and size of any of their sales.

The Company and the Selling Security Holders (including the Trustee, on behalf of the Trust and upon instructions from the Investment Manager), may effect such transactions by selling shares of Common Stock to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the Company, a Selling Security Holder and/or the purchaser of the shares of Common Stock for which such broker-dealers may act as agent or to whom they sell as principal, or both.  This compensation as to a particular broker-dealer might be in excess of customary commissions.

There is no assurance that the Company or the Selling Security Holders (including the Trustee, on behalf of the Trust and at the direction of the Investment Manager) will sell any or all of the shares of our Common Stock offered under this prospectus.

The Company has agreed to pay all expenses incurred in connection with the registration of the shares of Common Stock offered under this prospectus.  In addition, the Company will pay all expenses incurred in connection with any of our sales of shares of Common Stock offered under this prospectus and the applicable prospectus supplement, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors, transfer taxes and related charges in connection with the offer and sale of these shares of Common Stock.  The Selling Security Holders will pay all expenses incurred in connection with any of their sales of shares of Common Stock offered under this prospectus and the applicable prospectus supplement, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the applicable Selling Security Holder, transfer taxes and related charges in connection with the offer and sale of these shares of Common Stock.

In connection with any of their sales, the Selling Security Holders, the Trustee and any participating broker-dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of Common Stock may be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The Trust is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of Common Stock being offered by the Trust, other than in a blind transaction over a national securities exchange.  Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of shares of Common Stock is made, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

In the event of an underwritten offering, the Company or the Selling Security Holders (including the Trustee, on behalf of the Trust and upon instructions of the Investment Manager) would execute an underwriting agreement with an underwriter or underwriters.  Unless otherwise indicated in the applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters, with respect to a sale of the shares of Common Stock covered by the applicable prospectus supplement, will be obligated to purchase all of such shares, if any such shares are purchased.  The Company or the Selling Security Holders (including the Trustee, on behalf of the Trust and upon instruction by the Investment Manager) may grant to the underwriter or underwriters an option to purchase additional shares of Common Stock at the public offering price, less any underwriting discount, as may be set forth in the applicable prospectus supplement.  If the Company or the Selling Security Holders grant any such option, the terms of that option will be set forth in the applicable prospectus supplement.

We expect to apply for listing on the NYSE of the shares of Common Stock covered by this prospectus when any such shares are issued in the future.

LEGAL MATTERS

McAlister C. Marshall, II, Vice President and General Counsel for the Company, has passed upon the validity of the Common Stock to be offered pursuant to this prospectus.  A copy of this legal opinion was filed as an exhibit to the registration statement containing this prospectus.  As of February 24, 2012, Mr. Marshall beneficially owned 10,276 shares of Common Stock and held options to purchase Common Stock and units representing Common Stock.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and through the investor relations section of our website at http://www.brinks.com.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus.  Information that we file subsequently with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) until the termination of the offerings of all of the shares of Common Stock covered by this prospectus.  This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 28, 2012 (including the portions of our Proxy Statement on Schedule 14A to be filed not later than 120 days after the end of the fiscal year ended December 31, 2011, which are incorporated therein);

•	our Current Reports on Form 8-K filed on January 9, 2012 and January 26, 2012; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-A12B, filed on December 4, 1995, including any amendments thereto.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference.  You can request copies of such documents if you write or call us at the following address or telephone number: The Brink’s Company, 1801 Bayberry Court, P.O. Box 18100, Richmond, Virginia 23226-8100, Attention: Investor Relations, telephone: (804) 289-9709, or you may visit the investor relations section of our website at http://www.brinks.com for copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement.  The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.  Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses payable by the Company in connection with the sale and distribution of the Common Stock registered hereby.  All amounts shown are estimates except for the SEC Registration Fee.

SEC Registration Fee	$ 17,190
Accounting Fees and Expenses	15,000
Legal Fees and Expenses	65,000
Miscellaneous (including NYSE Listing Fees)	30,000

Total	127,190

Item 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Virginia law, to the extent provided in the articles of incorporation or an amendment to the bylaws approved by shareholders, a corporation may eliminate a director’s or an officer’s personal liability for monetary damages in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders, except for liability resulting from such director’s or officer’s willful misconduct or a knowing violation of criminal law or of any federal or state securities law.

Article VIII of our Amended and Restated Articles of Incorporation, as amended (the “Articles”), provides that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, an officer or a director of the Company shall not be liable to the Company or its shareholders for any monetary damages arising out of any transaction, occurrence or course of conduct, unless in such proceeding a judgment shall have been entered against the director or officer because of a finding that the act or omission for which the officer or director was adjudged liable had been proved to be due to his or her willful misconduct or a knowing violation of criminal law or any federal or state securities law.

Under Sections 13.1-697 and 702 of the Virginia Act, a corporation may indemnify any person made a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if he or she (i) acted in good faith, (ii) believed that his or her conduct (a) in the case of conduct in his or her official capacity with the corporation, was in the best interests of the corporation or (b) in all other cases, was at least not opposed to the best interests of the corporation and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in each case, a corporation may not indemnify a director or officer under Section 13.1-697 in connection with:

•	a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if he or she meets the standard of conduct specified in this paragraph; or

•
any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her.

In addition to the indemnity permitted in Section 13.1-697, Section 13.1-704 of the Virginia Act permits a corporation’s articles of incorporation to further indemnify directors and officers, except an indemnity against willful misconduct or a knowing violation of criminal law.

Article VIII of our Articles provides (i) that we are required to indemnify each officer, director or employee of the Company, including with respect to a proceeding by or in the right of the Company, to the fullest extent required or permitted under the provisions of the Virginia Act as in effect from time to time, except only an indemnity against willful misconduct or a knowing violation of the criminal law and (ii) that we are required to take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with our obligation to make such indemnity and shall promptly pay or reimburse all reasonable expenses, including attorneys’ fees, incurred by any such officer, director or employee in connection with such actions and determinations or proceedings of any kind arising therefrom.  Our obligation to indemnify and pay or reimburse expenses continues regardless of the cessation of a director, officer or employee of the Company’s status as such and inures to the benefit of a director, officer or employee’s respective heirs, executors, administrators and legal representatives and extends to any individual who, while a director or officer of the Company, is or was serving at the Company’s request as a director, officer, partner, trustee (including service as a named fiduciary), employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Virginia law provides that any indemnification for a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct.  The determination will be made:

•
if there are two or more disinterested directors, by the board of directors by a majority vote of all of the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote,

•
by special legal counsel (i) selected  in the manner described in the first bullet point above or (ii) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate, or

•	by the shareholders, but shares owned by or voted under the control of a director who does not qualify as a disinterested director may not be voted on the determination.

Under Virginia law, a corporation may advance expenses before the final disposition of a proceeding if:

•	the director or officer furnishes a written statement of his good faith belief that he or she has met the proper standard of conduct, and

•	he or she undertakes in writing to repay the amount advanced if it is ultimately determined that the director or officer did not meet the proper standard of conduct.

Under Virginia law, unless limited by a corporation’s articles of incorporation, to the extent that a director or officer has entirely prevailed in the defense of the proceeding, the director or officer must be indemnified against reasonable expenses incurred by him or her in connection with that proceeding.

Under Article VIII of our Articles, we are required to promptly pay for or reimburse the reasonable expenses, including attorneys’ fees, incurred by an officer, director or employee of the Company in connection with any proceeding (whether or not made a party) arising from his or her status as such officer, director or employee, in advance of final disposition of any such proceeding upon receipt by the Company from such officer, director or employee of (i) a written statement of good faith belief that he or she is entitled to indemnity by the Company and (ii) a written undertaking, executed personally or on his or her behalf, to repay the amount so paid or reimbursed if after final disposition of such proceeding it is determined that he or she did not meet the applicable standard of conduct.  Our Articles do not require that the director, officer or employee furnish any security for such undertaking.

Virginia law gives a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.

Item 16.  EXHIBITS.

The attached Exhibit Index is incorporated herein by reference.

Item 17.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                 To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed  prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia on the 28th day of February, 2012.

THE BRINK’S COMPANY
By:	/s/ McAlister C. Marshall, II
Name:	McAlister C. Marshall, II
Title:	Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
	/s/ Thomas C. Schievelbein	Director, Interim President and Chief Executive Officer (Principal Executive Officer)	February 28, 2012
(Thomas C. Schievelbein)
	/s/ Joseph W. Dziedzic	Vice President and Chief Financial Officer (Principal Financial Officer)	February 28, 2012
(Joseph W. Dziedzic)
	/s/ Matthew A.P. Schumacher	Controller (Principal Accounting Officer)	February 28, 2012
(Matthew A.P. Schumacher)
	*	Director	February 28, 2012
(Betty C. Alewine)
	*	Director	February 28, 2012
(Paul G. Boynton)
	*	Director	February 28, 2012
(Marc C. Breslawsky)
	*	Director	February 28, 2012
(Reginald D. Hedgebeth)
	*	Director	February 28, 2012
(Michael J. Herling)
	*	Director	February 28, 2012
(Murray D. Martin)
	*	Director	February 28, 2012
(Ronald L. Turner)

*By:	/s/ Thomas C. Schievelbein
Thomas C. Schievelbein, Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed November 20, 2007 (File No. 1-9148)).

4.2
Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed May 10, 2011 (File No. 1-9148)).

4.3
Bylaws of the Company, as amended and restated (incorporated herein by reference to Exhibit 3(ii) to the Company’s Amendment No. 1 to the Current Report on Form 8-K filed November 21, 2011 (File No. 1-9148)).

5.1	Opinion of McAlister C. Marshall, II Esq., regarding Common Stock.

23.1	Consent of McAlister C. Marshall, II Esq. (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney.